Exhibit 10.1

Execution Version

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment to Amended and Restated Credit Agreement (this “First Amendment”) is effective as of November 4, 2014 (the “First Amendment Effective Date”), by and among APPROACH RESOURCES INC., a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”), JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders (the “Administrative Agent”), and each of the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the financial institutions party thereto as Lenders are parties to that certain Amended and Restated Credit Agreement dated as of May 7, 2014 (as amended prior to the date hereof, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement, as amended by this First Amendment); and

WHEREAS, pursuant to the Credit Agreement, the Lenders have made revolving credit loans to the Borrower; and

WHEREAS, the Lenders have redetermined the Borrowing Base in an amount equal to $600,000,000, to be effective as of the First Amendment Effective Date and continuing until the next redetermination of the Borrowing Base thereafter, all as more particularly set forth herein; and

WHEREAS, the parties hereto desire to amend certain terms of the Credit Agreement as set forth herein; and

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders have agreed to enter into this First Amendment.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

SECTION 1. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended, effective as of the First Amendment Effective Date, in the manner provided in this Section 1.

1.1. Amended and Restated Definitions. The definitions of “Applicable Margin”, and “Loan Documents” contained in Section 1.02 of the Credit Agreement are hereby amended and restated in their entirety to read in full as follows:

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid

Borrowing Base Utilization Percentage	< 25%	> 25 < 50	% %	> 50 < 75	% %	> 75 < 90	% %	> 90%
ABR Loans	0.500%	0.750%		1.000%		1.250%		1.500%
Eurodollar Loans	1.500%	1.750%		2.000%		2.250%		2.500%
Commitment Fee Rate	0.375%	0.375%		0.500%		0.500%		0.500%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Loan Documents” means this Agreement, the First Amendment, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Fee Letter, and the Security Instruments.

1.2. Additional Definitions. Section 1.02 of the Credit Agreement is hereby amended to add the following definitions to such Section in appropriate alphabetical order:

“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.

“First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement dated as of November 4, 2014, entered into by and among the Borrower, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means November 4, 2014.

1.3. Deletion of Definition. Section 1.02 of the Credit Agreement is hereby amended to delete therefrom the definition of “Total Commitments Utilization Percentage”.

1.4. Amendment and Restatement of Section 2.07(a). Section 2.07(a) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(a) Borrowing Base. For the period from and including the First Amendment Effective Date to but excluding the first Redetermination Date thereafter, the amount of the Borrowing Base shall be $600,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments in between Scheduled Redeterminations from time to time pursuant to Section 2.07(e), Section 2.07(f) or Section 8.13(c).

1.5. Amendment and Restatement of Section 2.08(c). Section 2.08(c) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) (A) in the case of Letters of Credit issued to the Texas Railroad Commission, the date that is 18 months after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, up to 18 months after such renewal or extension) or (B) in the case of all other Letters of Credit, the date that is one year after the date of the issuance of such Letter of Credit (or in the case of any renewal or extension thereof, up to one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date. Each Letter of Credit with a one (1) year term may provide for the renewal thereof for additional one (1) year periods and each Letter of Credit issued to the Texas Railroad Commission with a term longer than one (1) year but less than or equal to 18 months may provide for the renewal thereof for additional periods up to 18 months; provided that in either the case, no such renewal period shall extend beyond the date described in clause (ii) of the preceding sentence.

SECTION 2. Borrowing Base. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Lenders hereby agree that the Borrowing Base shall be increased to $600,000,000, effective as of the First Amendment Effective Date and shall remain at such level until the next Scheduled Redetermination Date, Interim Redetermination Date or other redetermination or adjustment of the Borrowing Base thereafter, whichever comes first. The Borrower and Lenders agree that the redetermination of the Borrowing Base provided for in this Section 2 shall constitute the Scheduled Redetermination scheduled for on or about October 1, 2014 and shall not be construed or deemed to be an Interim Redetermination for purposes of Section 2.07(b) of the Credit Agreement.

SECTION 3. Conditions Precedent. The effectiveness of (a) the amendments to the Credit Agreement contained in Section 1 hereof and (b) the redetermination of the Borrowing Base contained in Section 2 hereof, are each subject to satisfaction of each of the following conditions precedent:

3.1. Counterparts. The Administrative Agent shall have received counterparts of this First Amendment from the Borrower and each of the Lenders.

3.2. No Material Adverse Change. Since December 31, 2013, there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

The Administrative Agent shall notify the Borrower and the Lenders of the effectiveness of this First Amendment, and such notice shall be conclusive and binding.

SECTION 4. Representations and Warranties of the Borrower. To induce the Lenders and the Administrative Agent to enter into this First Amendment, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent as follows:

4.1. Reaffirm Existing Representations and Warranties. Each representation and warranty of each Credit Party contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects on the date hereof and will be true and correct in all material respects after giving effect to the amendments set forth in Section 1 hereof, except (a) to the extent such representations and warranties are expressly limited to an earlier date, such representations and warranties shall be true and correct in all material respects as of such specified earlier date, and (b) to the extent such representations and warranties are qualified by materiality or Material Adverse Effect, such representations and warranties shall be true and correct in all respects.

4.2. Due Authorization; No Conflict. The execution, delivery and performance by the Borrower of this First Amendment are within the Borrower’s corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon the Borrower or any other Credit Party or result in the creation or imposition of any Lien upon any of the assets of the Borrower or any other Credit Party except Excepted Liens.

4.3. Validity and Enforceability. This First Amendment constitutes the valid and binding obligation of the Borrower enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general application.

4.4. No Default or Borrowing Base Deficiency. No Default or Borrowing Base Deficiency has occurred and is continuing.

SECTION 5. Miscellaneous.

5.1. Reaffirmation of Loan Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. The amendments contemplated hereby shall not limit or impair any Liens securing the Indebtedness, each of which are hereby ratified, affirmed and extended to secure the Indebtedness after giving effect to this First Amendment.

5.2. Parties in Interest. All of the terms and provisions of this First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3. Counterparts. This First Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this First Amendment until the Borrower and each of the Lenders have executed a counterpart. Facsimiles or other electronic transmission (e.g. .pdf) shall be effective as originals.

5.4. Complete Agreement. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

5.5. Headings. The headings, captions and arrangements used in this First Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this First Amendment, nor affect the meaning thereof.

5.6. Effectiveness. This First Amendment shall be effective automatically and without necessity of any further action by the Borrower, the Administrative Agent or the Lenders when counterparts hereof have been executed by the Borrower, the Administrative Agent and each of the Lenders, and all conditions to the effectiveness hereof set forth herein have been satisfied.

5.7. Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

5.8. Severability. Any provision of this First Amendment which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed on the date and year first above written.

[Signature pages to follow]

BORROWER:	APPROACH RESOURCES, INC., a Delaware corporation

	By:	/s/ J. Ross Craft
	Name:	J. Ross Craft
	Title:	President and Chief Executive Officer

SIGNATURE PAGE

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

ADMINISTRATIVE AGENT,	JPMORGAN CHASE BANK, N.A.,
LENDER AND ISSUING BANK:	as Administrative Agent, a Lender and Issuing Bank

	By:	/s/ Anson D. Williams
	Name:	Anson D. Williams
	Title:	Authorized Officer

SIGNATURE PAGE

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

LENDERS:	KEYBANK NATIONAL ASSOCIATION, as a Lender

	By:	/s/ George E. McKean
	Name:	George E. McKean
	Title:	Senior Vice President

SIGNATURE PAGE

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

SIGNATURE PAGE

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

FROST BANK,
as a Lender

By:	/s/ Erica Spencer
Name:	Erica Spencer
Title:	Vice President

SIGNATURE PAGE

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Catherine Cook
Name:	Catherine Cook
Title:	Director

SIGNATURE PAGE

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Nancy Mak
Name:	Nancy Mak
Title:	Senior Vice President

SIGNATURE PAGE

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

COMERICA BANK,
as a Lender

By:	/s/ John S. Lesikar
Name:	John S. Lesikar
Title:	Vice President

SIGNATURE PAGE

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

WHITNEY BANK,
as a Lender

By:	/s/ David E. Sisler
Name:	David E. Sisler
Title:	Senior Vice President

SIGNATURE PAGE

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.